UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Gaming & Entertainment Group, Inc.
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               (Exact name of registrant as specified in charter)

                                      Utah
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         (State or other jurisdiction of incorporation or organization)

                                   59-1643698
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                     (I.R.S. Employer Identification Number)

                                6757 Spencer St.
                             Las Vegas, Nevada 89119
                                 (702) 407-2471
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Gregory L. Hrncir, President
                                6757 Spencer St.
                             Las Vegas, Nevada 89119
                                 (702) 407-2471
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         Calculation of Registration Fee
------------------------------------ -------------------- --------------------- ---------------------- ---------------
                                                            Proposed maximum      Proposed maximum       Amount of
 Title of each class of securities      Amount to be       offering price per    aggregate offering     registration
         to be registered                registered              unit1                 price1               fee
------------------------------------ -------------------- --------------------- ---------------------- ---------------
   Common stock, $.01 par value      9,247,267 shares            $1.12               $10,409,786           $1,225
------------------------------------ -------------------- --------------------- ---------------------- ---------------

1     Calculated pursuant to Rule 457 under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine. The information in this prospectus is not complete and may be changed without notice. The Selling Stockholders may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to buy nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is unlawful.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Clark, State of Nevada, on March 11, 2005.


                                        GAMING & ENTERTAINMENT GROUP, INC.

                                        By: /s/ Gregory L. Hrncir
                                            ------------------------------------
                                            Gregory L. Hrncir
                                            Its: President and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.


SIGNATURE                                TITLE                                                  DATE
         *                               Chief Executive Officer and Chairman                      March 11, 2005
-------------------------------------
Tibor N. Vertes                          (Principal Executive Officer)


/s/ Gregory L. Hrncir                    President and Director                                    March 11, 2005
-------------------------------------
Gregory L. Hrncir                        (Principal Financial and Accounting Officer)


         *                               Chief Operating Officer                                   March 11, 2005
-------------------------------------
Kevin J. Burman


         *                               Director                                                  March 11, 2005
-------------------------------------
Jay Sanet


* By:      /s/ Gregory L. Hrncir         Attorney-in-Fact                                         March 11, 2005
           --------------------------